UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 9, 2017
LUNA INNOVATIONS INCORPORATED
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-52008	54-1560050
(Commission File No.)	(IRS Employer Identification No.)

301 First Street, SW, Suite 200
Roanoke, Virginia 24011
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code:  540-769-8400
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events
On April 9, 2017, Luna Innovations Incorporated (“Luna”) accepted the resignation of Robin Risser as general manager of its Picometrix business unit. Mr. Risser’s resignation was for personal reasons unrelated to the operations of Luna.

Mr. Risser was one of the founders of Picometrix, LLC in 1992 and has led the operations of that business since its founding as well as serving as chief operating officer of Advanced Photonix, Inc. (“API”) from 2005 until its merger with Luna in 2015. Luna thanks Mr. Risser for his many contributions to the successes of Picometrix, API and Luna over the past 25 years of dedicated service.

Luna will undertake a search for a replacement general manager for the Picometrix operations. In the interim, Scott Graeff, Luna’s Chief Strategy Officer, will fill the role until the permanent replacement is identified.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2017	LUNA INNOVATIONS INCORPORATED By: /s/ Scott A. Graeff Scott A. Graeff Chief Strategy Officer, Treasurer and Secretary